Exhibit 23.3

12 February 2025

SU Group Holdings Limited

7/F, The Rays

71 Hung To Road, Kwun Tong

Kowloon, Hong Kong

Dear Sirs

Re: SU Group Holdings Limited (the “Company”)

We refer to the registration statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in February 2025.

We consent to the references to our name under the heading “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. We also consent to the filing of this consent letter as an exhibit to the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the U. S. Securities Act of 1933, as amended (the “Securities Act”), or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Yours faithfully

/s/ Watson Farley & Williams LLP

Watson Farley & Williams LLP